UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2009

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2009, Keith Meister (the “Employee”) entered into an employment agreement (the “Employment Agreement”) with Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Capital, L.P. (the “Employer”), which is effective June 1, 2009.  See Item 5.02 below for a further description of the Employment Agreement.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2009, the Employee entered into the Employment Agreement with Icahn Enterprises and the Employer, which is effective June 1, 2009.  Except as set forth in this Item 5.02, the Employment Agreement will terminate the Employee’s prior employment agreement dated as of December 31, 2004 (the “Prior Employment Agreement”).  The Employee is employed to act as a senior executive officer with the title of Senior Managing Director of the Employer and of certain Icahn Enterprises-affiliated hedge funds (the “Hedge Funds”).  He will continue to be Vice Chairman of the Board of Directors of Icahn Enterprises G.P. Inc. and the Principal Executive Officer of Icahn Enterprises G.P. Inc.  The Employee agrees to work for any or all of the Icahn Enterprises-related entities for the aggregate consideration described below.  The Employee also is entitled to paid vacation annually, and participates in all benefits programs and plans for which he is entitled which are made available to all senior executive employees of Icahn Enterprises-related entities.

The Employee is entitled to receive cash compensation during his employment that includes a base salary at the rate of $300,000 per year from the Employer and a yearly salary at the rate of $100,000 per year from Icahn Enterprises for serving as the Principal Executive Officer of Icahn Enterprises G.P. Inc.  On June 1, 2009, the Employee will receive $972,602.74 (less withholding) in respect of his prorated $1.0 million bonus plus, on or about June 20, 2009, the Employee will receive fully vested non-deferred profits participation through May 31, 2009 in an amount to be determined.  The Employee will continue to defer the deferred management fees from fiscal years 2005, 2006 and 2007 under the Prior Employment Agreement, which are payable at the end of the deferral period.  The Employee will retain the right to receive from the general partners of the Hedge Funds 2.5% of their special profits interests allocations, if any, net of the general partners’ and/or their affiliates’ expenses incurred in providing services to the Hedge Funds.  The existing special profits interest allocations are deemed 100% vested and payable as profits are generated (with no additional accrual after April 1, 2009).

So long as the Employee continues to be employed by the Employer under the Employment Agreement, the Employee shall be entitled to be paid by the Employer, as additional salary, (i) an amount equal to 4.0% of the special profits interests allocations to the general partners of the Hedge Funds, net of expenses, and (ii) 4.0% of the incentive allocations to the general partners of the Hedge Funds.  The Employee will be 100% vested in these rights.

From and after the date on which at least an aggregate of $375.0 million is contributed to a new Icahn Enterprises-affiliated fund (the “New Fund”), if such New Fund shall be created, the Employee will receive, as additional salary, 6.0% of the income stream of the Employer from such new fund, net of expenses, subject to vesting at 20.0% per year (and paid at the end of the Employee’s employment).  The Employee will also be entitled to, as additional salary, 6.0% of the income stream of the Employer from other Icahn Enterprises-affiliated funds (other than Hedge Funds) (the “Other Funds”) for services that the Employee performs at the written request of the Employer, net of expenses, subject to vesting at 20.0% per year (and paid at the end of the Employee’s employment).  In addition, the Employee will be entitled to, as additional salary, 6.0% of the applicable management fees from the New Fund and/or the Other Funds, if any, net of expenses.  Each June 1 throughout the Term of the Employment Agreement, beginning June 1, 2010, the Employer will pay to the Employee the lesser of (A) $2.0 million and (B) 20.0% of all vested amounts (as defined therein).  There can be no assurances that the New Fund or any Other Fund will be established.

The Employer or any of the Icahn Enterprises-related entities may terminate the Term and the employment of the Employee under the Employment Agreement on behalf of and in respect of all persons employing the Employee, at any time, with cause or in their sole discretion without cause.  In the event that the Employee’s employment is terminated: (i) (x) for cause, (y) by his action such as by resignation (other than a permitted resignation (as defined therein)) or retirement or (z) by virtue of the continuance of the Employee’s employment through the end of a five-year term ending May 31, 2014 (the “Term”), then the Employee will be paid the entire amount of his base salary earned through the date of termination but not yet paid plus the unpaid vested amounts; or (ii) (w) by the Employer without cause, (x) by the Employee making a permitted resignation, (y) due to the Employee’s death or disability or (z) due to the shutdown of the New Fund, then the Employee (1) will be paid the entire amount of his base salary earned through the date of termination but not yet paid, (2) will be paid all unpaid vested amounts (all of the Employee’s participation automatically will be fully vested) and (3) will, until the end of the Term, continue to accrue the compensation on the income stream from the New Fund, but only to the extent of money contributed by third party investors in the New Fund prior to the date of cessation of the Employee’s employment.

The foregoing is only a summary of the terms of the Employment Agreement and is subject to the complete terms thereof.  The Employee is subject to a covenant not to solicit any employees of, or to compete with, the general partners of the Hedge Funds, the Employer or any other Icahn Enterprises-related entity during the Term and for one year thereafter, except that his non-competition covenant shall not extend beyond the end of the Term if the Employment Agreement is terminated by the Employee for failure to pay him any amounts due thereunder.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibit 10.1 – Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.
its General Partner

	By:	/s/ Dominick Ragone
Dominick Ragone
Principal Financial Officer

Date: May 22, 2009